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Exhibit 23.2


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



To: Marketing Worldwide Corporation.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Amendment No. 6 to the Form SB-2 Registration Statement our report dated, dated December 9, 2005 relating to the consolidated financial statements of Marketing Worldwide Corporation. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP



New York, New York
February 21, 2006